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                                                                      EXHIBIT 99


CNA SURETY CORPORATION                                          ANALYST CONTACT:
CNA Plaza                                                          John Heneghan
Chicago  IL  60685                                                  312-822-1908
                                                           john.heneghan@cna.com

                                                                  MEDIA CONTACT:
                                                                   Doreen Lubeck
                                                                    773-583-4331


                     CNA SURETY ANNOUNCES QUARTERLY DIVIDEND



CHICAGO, May 11, 1999 -- CNA Surety Corporation (NYSE:SUR) today announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share payable to all holders of record as of June 15, 1999. The dividend will be paid on July 1, 1999.


     CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies.


     CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.



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